Exhibit 4.6

Channel Cooperation Agreement

Party A: Horgos Zhijian Tiancheng Technology Co., Ltd.

Legal representative: Bao Jing

Contact person: Song YuTel:

E-mail:

Address: Room 310, Block C, Yonghe Building, No. 28 Andingmen East Street, Dongcheng District, Beijing

Party B: Baosheng Technology (Horgos) Co., Ltd.

Legal representative: Mi Shasha

Contact person: Liang ShuruiTel: 17319184581

E-mail: lsr@bsacme.com

Address: F15, Block B, Yonghe Building, No. 28 Andingmen East Street, Dongcheng District, Beijing

According to the Civil Code of the People's Republic of China and other relevant regulations, the Agreement is concluded through negotiation between both parties regarding the entrustment of Party B to provide network information services for its customers by Party A:

Article 1 Subject matter of contract

Party B entrusts Party A to provide network information services for its customers. The service media is Sogou, and the service period is from January 1, 2022 to December 31, 2022.

Article 2 Rights and obligations of both parties

1. Sign a supplementary agreement after the media policy is released in 2022, and make up the rebate difference from January 1, 2022.

2. Party B shall ensure that its customers have legal eligibility and qualifications, and provide Party A with the qualifications, approval documents and other documents required by the media for the customers to operate their business. Party B shall ensure that the relevant qualification documents presented or provided to Party A are true, legal, sufficient and continuously valid.

3. Party B shall ensure that the business engaged in by its customers does not violate the provisions of current laws and regulations, and the service content does not contain content that endangers national security, obscenity, falsehood, gambling, fraud, insult, slander, intimidation and other contents that violate the provisions of laws and regulations and violate public order and good customs.

4. Party B guarantees that Party A's use of the service contents provided by Party B and the website links and downloaded contents provided by Party B does not violate any laws and regulations and does not constitute an infringement of any rights of third parties, including but not limited to infringement of personal rights, copyright, reputation rights, portrait rights and/or other intellectual property rights of third parties, and will not make Party A or the media serving the contents specified by Party B bear any liability to any third party.

5. If a third party complains that the products or services corresponding to the service content of Party B's customers are illegal, Party A has the right to immediately remove or delete the relevant products or pages, and stop to provide network information services for Party B at the same time, so the losses incurred shall be borne by Party B. If Party A suffers from the claim of any third party or any administrative or judicial punishment, Party B shall compensate Party A for all losses, while Party A has the right to deduct the above compensation directly from Party B's prepaid service fees, and to reserve the right to terminate the Agreement at any time.

6. If Party A is fined by the media or suffers other losses due to Party B or Party B's final customer violating the media service policy, Party A's losses shall be borne by Party B.. Party B shall pay the corresponding amount to Party A within seven working days after Party A receives the media penalty notice.

7. Party A has the right to review the materials and service content submitted by Party B and decide whether to allow to provide services according to the media service policy. This audit is only a formal audit, which does not mean that Party A has the obligation to confirm or guarantee the authenticity and validity of service content. Moreover, Party B's guarantee responsibility for the authenticity and validity of business qualifications and service content will not be relieved because of Party A's audit, and all responsibilities and consequences arising therefrom shall still be borne by Party B.

Article 3 Fees and mode of payment

1. Party B shall make a settlement in advance and pay full amount to Party A.

2. The mode of settlement of the above expenses is telegraphic transfer, and the account information designated by Party A is as follows:

Account name: Horgos Zhijian Tiancheng Technology Co., Ltd.

Account number:

Opening bank:

3. Both parties confirm that the settlement basis is the backstage data of media service. If Party B disagrees with the settlement data, Party A shall assist Party B to ask the media company to give a reasonable explanation, and the final data shall be subject to the data confirmed by the media company.

4. If Party B fails to consume the pre-deposit in the account when the validity period of the contract expires, the unconsumed amount will not enjoy the settlement discount agreed herein. After the new policy of the service platform is issued in the following year, the settlement discount enjoyed by the unconsumed amount will be confirmed by both parties through separate negotiation.

5. Invoice

5.1 According to the settlement amount, Party A shall issue VAT regular/special invoice after receiving the payment [invoice content: information service fees of * information technology service *, including 6% of tax point].

5.2 Party B shall provide billing information as follows:

Full name of the Company: Baosheng Technology (Horgos) Co., Ltd.

Taxpayer identification number:

Address and tel:

Opening bank and account number:

Invoice address:

Article 4 Breach clauses

1. If Party B makes overdue payment, it shall not enjoy the settlement discount agreed herein, and Party A has the right to stop to provide service. For each day of overdue payment, Party B shall pay five over ten thousandth of the overdue payment to Party A as overdue penalty until the payment is paid off. During the overdue payment period, Party A has the right to suspend providing network information services for Party B. If Party B’s overdue payment period exceeds 30 days, Party A has the right to unilaterally terminate this contract in advance and investigate Party B's liability for breach of contract. In addition, Party B shall also bear all the expenses paid by Party A for safeguarding rights (including but not limited to travel expenses, notarial fees, appraisal fees, audit fees, attorney fees, legal fees and other reasonable expenses).

2. If network information services agreed by both parties is not available at the agreed time due to Party A, Party A shall negotiate with the media company to provide compensation services for Party B's customers according to the standards of "one incorrect release and one makeup" and "one omission and one makeup".

3. For each network information service provided according to the service plan confirmed by Party B, if Party B unilaterally terminates the service without good reason during the service period, Party B agrees to pay relevant fees to Party A according to the implemented information service and bear all economic losses caused to Party A due to the termination of the service (including but not limited to the information service fees purchased by Party A from the media but not implemented).

4. In case of any dispute caused by Party B's violation of the warranty obligations agreed herein, Party B shall be responsible for resolving it. If Party B violates the above warranty obligations and causes Party A to suffer any losses, Party B shall bear all compensation responsibilities. Party A has the right to deduct the economic losses caused to Party A directly from the service fees prepaid by Party B, and Party A reserves the right to terminate the Agreement at any time.

Article 5 Notice and delivery

1. Unless otherwise agreed by both parties, the notices, documents and materials issued by both parties due to the conclusion and performance of the Agreement shall be delivered by mail or e-mail. If it is delivered by mail, it shall be deemed as delivery when it is delivered to the contact address of the other party; if it is delivered by e-mail, it shall be deemed as delivery when it is sent. If one party changes the service information, it shall notify the other party in writing three working days in advance. If any losses are caused by the failure to notify, the non-notifying party shall bear its own losses. The information delivered by both parties is as follows:

Party A: Horgos Zhijian Tiancheng Technology Co., Ltd.

Contact person: Song Yu

Contact email:

Tel:

Address:

Party B: Baosheng Technology (Horgos) Co., Ltd.

Contact person:

Contact email:

Tel:

Address:

2. Both parties designate the above-mentioned contact persons as their authorized representatives, and confirm that any service plan, customer qualification and service content related to the information service matters agreed hereunder shall be delivered to each other by their authorized representatives with the above-mentioned delivery method, which shall be regarded as the true intention of the party and shall be bound by the terms of the Agreement.

Article 6 Miscellaneous

1. If either party requests to terminate the Agreement in advance with good reason, both parties shall settle it through negotiation and sign a written supplementary agreement if necessary. The supplementary agreement has the same legal effect as the Agreement. In case of any inconsistency between the supplementary agreement and the Agreement, the supplementary agreement shall prevail; in case of not being specified in the supplementary agreement, the Agreement shall prevail.

2. Matters not covered herein shall be settled by both parties through friendly negotiation. If disputes arise within the scope of the Agreement, both parties shall try their best to settle them through negotiation. If negotiation fails, both parties agree to submit the disputes to the people's court where the plaintiff operates for litigation settlement.

3. The Agreement is made in duplicate, with each party holding one copy, which has the same legal effect.

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Party A: Horgos Zhijian Tiancheng Technology Co., Ltd.

Authorized representative: ____________ (Signature or seal)

Date: January 1, 2022

Party B:

Authorized representative: ___________ (Signature or seal)

Date: January 1, 2022